FIRST pactrust BANCORP, INC.™

Investor Presentation

May 2012

FIRST pactrust BANCORP, INC.

Forward-looking Statements

When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to First PacTrust Bancorp, Inc.'s ("FPTB," "First PacTrust," the "Company," "we," "us" or "our") future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement for the Company's pending acquisition of Gateway Bancorp or the merger agreement for the Company's pending acquisition of Beach Business Bank; (ii) the inability to complete the Gateway Bancorp or Beach Business Bank transaction due to the failure to satisfy each transaction's respective conditions to completion, including the receipt of regulatory approvals; (iii) risks that the Gateway Bancorp or Beach Business Bank transaction disrupts current plans and operations, the potential difficulties in customer and employee retention as a result of the pending transactions and the amount of the costs, fees, expenses and charges related to the proposed transactions; (iv) continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets; (v) the credit risks of lending activities, which may be affected by further deterioration in the real estate markets, may lead to increased loan delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses and require us to materially increase our loan loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas; (viii) changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (ix) fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (x) results of examinations of us by regulatory authorities, including compliance by Pacific Trust Bank with the memorandum of understanding it entered into with its regulator, and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (xi) legislative or regulatory changes that adversely affect our business, including changes in the interpretation of regulatory capital or other rules; (xii) our ability to control operating costs and expenses; (xiii) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xiv) errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation; (xv) the network and computer systems on which we depend could fail or experience a security breach; (xvi) our ability to attract and retain key members of our senior management team; (xvii) costs and effects of litigation, including settlements and judgments; (xviii) increased competitive pressures among financial services companies; (xix) changes in consumer spending, borrowing and saving habits; (xx) adverse changes in the securities markets; (xxi) earthquake, fire or other natural disasters affecting the condition of real estate collateral; (xxii) the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; (xxiii) inability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxv) war or terrorist activities; and (xxvi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in documents that we file with or furnish to the SEC. You should not place undue reliance on forward-looking statements, and First PacTrust undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Pro forma figures are estimated, based on consolidated assets as of March 31, 2012 of First PacTrust, Beach and Gateway of $1.1 billion, $298.5 million, and $180.04 million respectively, and assuming that the Beach and Gateway transactions are completed. The figures do not reflect any purchase accounting adjustments.

FIRST pactrust BANCORP, INC.

Why Invest in First PacTrust?

- ✓ First PacTrust is a strong growth oriented Bank
  - Sound Business Plan
  - Strong capital position
  - Proven growth model with 15.9% year-over-year increase in total assets in 2011
  - Strong franchise development with 21.7% growth in deposits in 2011.
- ✓ Management has a record of successfully executing dual business strategies of organic growth and M&A
- ✓ Positioned to be a lead bank consolidator in Southern California
  - A proven ability to attract & get deals done
  - Announced Gateway Business Bank acquisition in June 2011, expected to close mid 2012
  - Announced Beach Business Bank Merger in August 2011, expected to close Q2, 2012
- ✓ First Pac Trust offers investors an attractive investment opportunity
  - Positioned to produce high quality sustainable earnings
  - Expected to produce long-term price appreciation through qualitative growth in earnings and the development of a strong retail banking platform
  - Currently trading at discount to tangible book value and a significant discount to peers

FIRST pactrust BANCORP, INC.

Company Background Information

- Unitary savings and loan holding company $1.08 Billion total assets as of March 31, 2012
- Wholly-owned subsidiary, Pacific Trust Bank (Bank), is a federal savings bank
- Headquartered in Irvine, California and primarily serves San Diego, Riverside, Orange and Los Angeles Counties
- Bank originally established in 1941. 71 years of continuous operations
- Concurrent with August 2002 IPO of First PacTrust Bancorp, the Bank converted from mutual to stock ownership
- Completed $60 million capital raise in late 2010 with $59 million raised in 2011 and $33 million debt offering completed in 2012
- Management has a record of successfully executing dual business strategies of organic growth and M&A
- Trades on NASDAQ under ticker symbol "BANC". Part of Russell 2000


CALIFORNIA
Los Angeles
San Bernardino
Riverside
Pasadena
Long Beach
Huntington Beach
Laguna Beach
San Clemente
Oceanside
Escondido
San Diego
Chula Vista
5 De Novo offices opened during the past 14 months

PTB Branch Locations
PTB De Novo Branch Locations

FIRST pactrust BANCORP, INC.

Delivered in 2011 – Organic and Acquisitive Growth

Strengthen infrastructure	• Management additions completed • Repositioned products • 2 MOUs terminated
Improve asset quality	• Delinquencies declined by 67% in 2011 • NPAs at 3.4% of total assets at Q4'11 from 4.1% in Q1'11
Grow core earnings	• Pre-tax pre-provision income of $9.2M • Repositioned lending products to achieve NIM expansion to 3.64% – 27bps increase in Q1'12
Open 3-5 de novo branches in Southern California	• Opened: La Jolla, San Marcos and Century City • Aggregate deposits of $75.5 million since opening
Identify $200 - $500 million of accretive M&A opportunities	• Gateway Business Bank: $187 million • Beach Business Bank: $304 million


PacTrust
Beach
Gateway
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$1.56 Billion *
$861
$999
$1,081
$1,081
Q4 2010
Q4 2011
Q1 2012
Q1 2012 Proforma

15.9% growth in 2011

8.7% growth in Q1 2012

* Before purchase accounting adjustments

FIRST pactrust BANCORP, INC.

Business Foundation - Philosophy


Scalable Business
Management Team
Mission Statement:
To be the premier community bank in Southern California serving the needs of growing families, high net worth individuals, professionals, small to mid sized businesses and their owners
Strong Balance Sheet
Access to Capital
Market Opportunity

FIRST pactrust BANCORP, INC.

Management Team

Officer	Position	Experience
Greg Mitchell	President & CEO	✓ Transformed a thrift with six branches and $700 million in assets to 68 branch and $7.7 billion national bank. ✓ Investment banker focusing on regional banks. ✓ Former regulator with OTS, founder of Capital Assistance Group for troubled thrifts during RTC
Richard Herrin	Chief Administrative Officer	✓ FDIC regulator until 2010; Special Operations Group overseeing distressed financial institutions; Receiver In Charge of failed banks ✓ Southern California banker with credit, operations and asset management experience
Matt Bonaccorso	Chief Credit Officer	✓ Managed the Western operation of Special Assets Group at U.S. Bank ✓ 30+ years of banking experience ✓ Lecturer at OCC Credit Officer conferences
Marito Domingo	Chief Financial Officer and Treasurer	✓ Successfully raised $610 million in capital for Doral Financial & lead balance sheet restructuring ✓ Deep expertise in mortgage banking, balance sheet management & treasury/capital markets
Chang Liu	Chief Lending Officer	✓ 20+ years of commercial banking expertise ✓ Player/Coach with deep production skills
Gaylin Anderson	Chief Retail Banking Officer	✓ 20+ years of retail banking expertise ✓ Deep skills in transforming cultures and driving growth in core banking relationships

- ✓ Recent significant talent acquisitions in the areas of Credit Services, Residential Lending, Retail Banking, Compliance, Internal Audit, IT, Finance and HR
- ✓ This Executive Team has successfully transformed a small Southern California based thrift into a regional bank with 68 branches and $7+ billion in assets and robust levels of organic loan production
- ✓ Team members have overseen the acquisition and integration of more than 17 banks in California
- ✓ Management has a record of successfully executing dual business strategies of organic growth and M&A
- ✓ **Equity ownership of insiders exceeds 10% of shares outstanding**

Access to Capital

- Continued strong capital position at Bancorp and Pacific Trust Bank
- Added more than $100 million of new capital and liquidity over the past 18 months
  - $60 million of pipe deal completed in November 2010, and repaid all $19.3 million of TARP
  - $27 million public offering of common stock in July 2011
  - Issued $32 million of SBLF preferred in August 2011
  - $33 million Senior Debt offering in April 2012
- To complement its Tangible Common Equity, FPTB elected to accept $32 million investment from SBLF (Tier 1 cumulative perpetual preferred)
- Maintained strong regulatory capital ratios

*Non-GAAP Reconciliation – see appendices


TCE to Assets*
20.0%
15.0%
10.0%
5.0%
0.0%
Q1 11
Q2 11
Q3 11
Q4 11
Q1 12
TCE to Assets
16.3%
18.2%
17.2%
15.3%
14.0%

Pacific Trust Bank Regulatory Capital Ratios

Ratio	Q1 11	Q2 11	Q3 11	Q4 11	Q1 12
Total Core Capital	12.1%	11.6%	14.3%	13.1%	11.8%
Tier 1 Risk-based Capital	16.0%	16.0%	19.7%	17.3%	15.9%
Total Risk-based Capital	17.3%	17.2%	20.7%	18.6%	17.1%

FIRST pactrust BANCORP, INC.

Growth Strategy

1. Organic Growth

- ✓ Increase market penetration within the Bank's primary footprint and expand into neighboring regions
  - —Open new retail banking locations and staff with well known community bankers to attract core deposits
  - —Enhance loan and deposit product offerings
  - —Establish high quality C&I and community banking relationships
- ✓ Diversify portfolio and prudently deploy capital by originating and selectively purchasing high quality commercial real estate and C&I loans
  - —Hire great talent with strong production and risk management skills
  - —Exploit high market demand resulting from limited supply of lenders in Southern California
  - —Strengthened balance sheet, strong credit and pricing with reduced concentration risk

2. Traditional M&A

- ✓ Selectively explore traditional acquisitions
- ✓ Focus on banks with the following characteristics
  - —Privately held or limited trading liquidity
  - —Subscale (< $1.5 billion in assets)
  - —Enlightened boards and management teams who understand the "new paradigm" in banking as well as the value of partnering with a strong community bank.
- ✓ Strategic benefits to franchise development
  - —Markets
  - —Products
  - —People

FIRST pactrust BANCORP, INC.

Market Opportunity

Southern California Banks with Assets < $1.0 Billion*			
Service Area	**Number**	**Assets ($mm)**	**Assets/Bank ($mm)**
Los Angeles Service Areas	68	$20,131	$296
San Diego/Orange County Service Areas	42	$9,827	$234
Grand Total	**110**	**$29,958**	**$272**

Belief

1. Banks with less than $500 million to $1 billion in assets in Southern California are sub-scale and face increasing difficulties achieving profitability. These include concentration risks, regulatory pressure to consolidate, and difficulties raising capital.
2. First PacTrust is well positioned to be a leading consolidator of the market with a liquid, public currency, strong management team, scalable balance sheet and profitable business with attractive dividend.

Rationale

✓ Banks facing increased regulatory and earnings pressure are more and more likely to seek better-capitalized, well-equipped partners such as First PacTrust Bancorp.

- There are nearly 150 potential consolidation targets with < $1 Billion in assets headquartered within First PacTrust's footprint.
- First PacTrust can offer public stock in a transaction that provides tax efficiency to potential targets.
- Most of the other acquirers are either too large to focus on sub $500 million to $1 billion banks or are private, cash buyers without the ability to provide targets with continuing bank exposure.

*Source: FDIC website with 12/31/11 reported data. Los Angeles Service Area include Los Angeles and Ventura counties. San Diego/Orange County Service areas include San Diego, Orange, Riverside and San Bernardino counties.

Credit Metrics

Significantly improved asset quality

Delinquencies declined by 87% from $54.8 million at 3/31/2011 to $7.1 million at 3/31/2012


(30-59), (60-89), and (90+) Delinquencies
(amounts in $ millions)
$40
$30
$20
$10
$0

	30-59	60-89	90+
Q1 11	$20.9	$6.3	$27.6
Q2 11	$16.1	$4.0	$14.2
Q3 11	$6.8	$2.5	$8.3
Q4 11	$8.3	$2.5	$7.8
Q1 12	$3.7	$0.8	$2.6


Asset Quality Trends
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%

	Q1 11	Q2 11	Q3 11	Q4 11	Q1 12
DQ /Loans	8.2%	5.2%	2.5%	2.3%	2.0%
NPL / Loans	4.1%	2.1%	1.2%	2.5%	2.2%
Classified / Loans	6.1%	5.1%	4.0%	3.7%	2.0%
NPA / Assets	4.1%	3.3%	3.1%	3.4%	2.9%

Nonperforming loans and nonperforming assets include loans delinquent more than 89 days .

FIRST pactrust BANCORP, INC.

Credit quality

NPAs include loans that are more than 89 days delinquent

Delinquencies & NPA Components

(amounts in $ millions)



$30
$20
$10
$0

	30-89 Day	90+ Day	OREO
Q1 11	$27.2	$27.6	$6.4
Q2 11	$20.1	$14.2	$15.0
Q3 11	$9.3	$8.3	$20.6
Q4 11	$10.7	$7.8	$14.7
Q1 12	$4.5	$2.6	$12.8

Allowance for Loan & Lease Losses

($ in millions/%)



$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
800%
400%
200%
100%
50%
25%

	Q1 11	Q2 11	Q3 11	Q4 11	Q1 12
Specific Allocations	$3.9	$1.3	$2.0	$3.7	$1.2
General Allocations	$8.0	$7.1	$7.0	$9.1	$10.0
ALLL as % of 90+ Delq.	43%	59%	108%	164%	431%

Credit quality improvements will drive higher risk adjusted NIM

FIRST pactrust BANCORP, INC.

Classified/Criticized Loans

Pacific Trust Bank's classified and criticized loans declined by 40% in Q1 12 over Q4 11


$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
31.6
18.3
32.7
39.3
17.9
40.7
35.5
29.8
32.5
25.5
Q1 11
Q2 11
Q3 11
Q4 11
Q1 12
Special Mention
Substandard

- ✓ Total classified loans (i.e. Substandard) totaled $25.5 million at 3/31/2012 compared to $32.5 million at 12/31/2011, a 21.5% decline
- ✓ Classified and Criticized loans totaled $43.4 million, a decrease of $28.4 million or 40%
- ✓ PTB's Classified Assets were 28% of Tier 1 capital plus allowance for loan losses
- ✓ Loans rated Substandard include loans on non-accrual and impaired TDR

FIRST pactrust BANCORP, INC.

OREO Overview

DATA AS OF MARCH 31, 2012

	PACIFIC TRUST BANK	PTB PROPERTY HOLDINGS LLC
TOTAL NUMBER OF ASSETS	15	5
BOOK VALUE OF ASSETS	$6,921,651	$5,921,637
BREAKDOWN:		
RESIDENTIAL	87%	
COMMERCIAL		20%
LAND	13%	80%

* All OREO is carried at levels no more than 91% of the most recent appraised value.

- Sold 10 assets representing $5.4 million of book value at net gain of $316M
- Strong sales momentum in Q2

FIRST pactrust BANCORP, INC.

Liquidity

PTB and First PacTrust Bancorp have sufficient liquidity to support organic growth and acquisitions

- Cash and Liquid Assets as of 3/31/2012
  - Cash & cash equivalents 6.1% of assets
  - Securities 9.3% of assets
  - Total liquid assets 14.2% of assets
  - First PacTrust Bancorp raised $31.2 million through senior notes offering in April 2012
- Restructured securities portfolio to improve quality
  - 40% of cash flow is expected in 2012 and 20% in 2013 - 60% in the next two years
  - 96% Rated AAA, AA, or A
  - 4% Rated BBB
- FHLB Advances / FRB lines
  - Outstanding balance equals 3.2% of assets
  - Available borrowing capacity 33.6% of assets or $360+ million

FIRST pactrust BANCORP, INC.

Scalable Business

Belief	Rationale
1. Community banks with strong and scalable balance sheets, solid capital levels with access to capital markets, and proven management teams in achieving organic and acquisitive growth will thrive in the current economic and regulatory environment and have the ability to produce superior returns to shareholders 2. With the capacity to originate or acquire more high-quality CRE and C&I loans, Pacific Trust Bank is positioned to take advantage of limited competition and high demand with the "small ticket" commercial real estate segment 3. Due to its large SFR loan concentration and lack of competition, First PacTrust can advance its other commercial lending businesses	✓ Numerous failures of both community and regional banks in Southern California have left a massive void in the lending market ✓ Majority of displaced customers are "highly dissatisfied" with their new bank ✓ Due to the scarcity in supply of loan originators, First PacTrust will benefit from advantageous credit and pricing terms ✓ Having previously overseen billions in bank assets, First PacTrust's management team has extensive experience underwriting these asset classes – As numerous local banks seek additional capital to strengthen balance sheets, absorb losses from legacy positions, and meet regulatory capital requirements, they are unable to meet the credit needs of credit-worthy clients – Many banks are prevented from lending in CRE & C&I asset classes due to concentration limits – Regulations limit exposure to each asset class to no more than 350% its Tier 1 equity

Balance Sheet Capacity

- Excess capital to support organic growth
- Excess capital to support acquisitions

- Asset allocation flexibility
  - Low CRE concentration
  - Low C&I concentration

✓ *First PacTrust is well-positioned for growth*
✓ *First PacTrust is well-positioned to be a lead bank consolidator in Southern California*

FIRST pactrust BANCORP, INC.

Loans

- Q1 2012 quarter end balance increased by $52.7 million to $828 million
- Loan production grew over Q4 2011 by $57 million with average coupon of 5.05% on organic growth and yield of 9.55% on purchased loans portfolio of $19.4 million of performing SFR loans
- Non-Accrual loans totaled $18.3 million, of which $2.6 million, or 0.31% of loans were delinquent more than 90 days.
- $12.9 million of SBLF production at average yield of 5.51% in Q1. PacTrust has generated $19.3 million of SBLF loans since receiving $32 million of funds in Q3 2011.

Outstanding Loan Balances

(amounts in $ millions / % annualized)


$850
$800
$750
$700
$650
$600
$550
$500
5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%

	Q1 11	Q2 11	Q3 11	Q4 11	Q1 12
End Bal	$671	$672	$696	$776	$828
Avg Bal	$672	$666	$679	$707	$807
Yield	4.56%	4.52%	4.57%	4.55%	4.72%

Reviewed in excess of $1B in applications to produce this level of growth in loan portfolio

FIRST pactrust BANCORP, INC.

Deposits

- Q1 2012 ending deposits grew by $68 million over 12/31/2011 to $854 million.
  - De novo branches added $25.5 million in deposits in Q1 2012
- Q1 2012 cost of deposits declined 1 basis point to 0.66% when compared to the cost of deposits for the quarter ended December 31, 2011 of 0.67%
  - Impact of focus on checking and savings account relationship sales focus
  - Extended CD maturities to benefit Bank in rising rate environment
- Linked quarters growth in total number of relationships
  - Added 951 net new consumer and business checking accounts in Q1, 2012


Outstanding Deposit Balances
(amounts in $ millions / % annualized)
$900
$850
$800
$750
$700
$650
$600
$550
$500
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
Q1 11
Q2 11
Q3 11
Q4 11
Q1 12
End Bal $634 $686 $712 $786 $854
Avg Bal $639 $661 $705 $747 $814
Cost 0.80% 0.74% 0.76% 0.67% 0.66%

Net Interest Margin

- Net interest margin for Q1 2012 rose by 27 bps over Q4 2011 levels primarily driven by 28 bps increase in yield on our assets which reflects the higher coupon rates on the newer book of business
- Average earning assets grew $85 million or 9.5% in Q1 over linked quarters with higher yielding new production
- Interest bearing liabilities for Q1 2012 grew $88 million or 11.5% over linked quarter
- Cost of funds remained flat to Q4 2011 at 68 bps


Components of Net Interest Margin
(amounts in $ millions / % annualized)
$900
$850
$800
$750
$700
$650
$600
$550
$500
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%

	Q1 11	Q2 11	Q3 11	Q4 11	Q1 12
Earn Assets	$634	$686	$829	$888	$973
Dep & Borr	$639	$661	$723	$764	$852
Yield	4.52%	4.36%	4.24%	3.96%	4.24%
Cost of Funds	1.00%	0.88%	0.76%	0.68%	0.68%
NIM	3.63%	3.56%	3.61%	3.38%	3.65%

Non-Interest Income Opportunities

FACTOR	DRIVER
✓ Mortgage Banking Gain-on-Sale	• Acquired Gateway platform (MHMB)
✓ SBA Gain-on-Sale	• Acquired Beach and Gateway platforms
✓ Investment fees	• Launched platform in partnership with Essex
✓ Insurance fees	• 2012 initiative

FIRST pactrust BANCORP, INC.

Non-Interest Expense Opportunities

FACTOR	DRIVER
✓ Reduced drag from NPA resolution cost and REO expense	• Aggressive NPA management
✓ Strengthening infrastructure	• MTM on acquired impaired assets
	• Increased efficiencies from single platform solutions

FIRST pactrust BANCORP, INC.

M&A

- Strong capital levels, liquid currency and emerging reputation within the California banking market have resulted in a very high level of reverse inquiry among banks and other financial intermediaries seeking a merger partner.
- Renewed stress in economic markets have resulted in an acceleration on M&A discussions
- While some institutions are continuing to demand unrealistic pricing, others have “seen the light” giving PacTrust the ability to provide “win-win” transactions for PacTrust and target shareholders.

FIRST pactrust BANCORP, INC.

Gateway and Beach Business Banks

- Beach Business Bank is expected to join the PacTrust Bancorp. family in Q2 2012
  - Moderate first year lift from "cross introduction" of Beach and PacTrust products
  - Bob Franko expected to accelerate growth in SBA, C&I and DDA relationships at PacTrust
  - Expected to add ~$2 million in net income in 2012
- Gateway acquisition is expected to occur mid 2012
  - Pro forma bargain purchase gain of over $3 million
  - Significant 2012 revenue enhancements from expansion of Mission Hills Mortgage Bankers
  - Margin enhancements from redeployment of Gateway's excess cash position
  - Moderate portfolio expansion from product and production synergies between PacTrust and Mission Hills Mortgage Bankers

Franchise Map: Branches & Offices

Operate 14 banking offices serving San Diego, Los Angeles, Orange, and Riverside Counties
19 banking offices following completion of announced acquisitions of Beach and Gateway Business Bank

Pro Forma Banking Branch Map*



Pasadena
San Bernardino
Pomona
Ontario
Los Angeles
East Los Angeles
Riverside
Fullerton
Torrance
Garden Grove
Moreno Valley
Palm Springs
Joshua Tree
Hemet
Long Beach
Irvine
Indio
Huntington Beach
Mission Viejo
Santa Catalina Island
Oceanside
Vista
Escondido
Anza-Borrego Desert State Park
El Cajon
San Diego
Chula Vista
Tecate
5 De Novo office opened during the past 14 months

Pro-forma map with mortgage offices



Seattle
Spokane
WASHINGTON
Great Falls
Portland
Salem
Eugene
OREGON
Boise
IDAHO
Reno
Sacramento
Stockton
San Francisco
San Jose
CALIFORNIA
Fresno
Las Vegas
Bakersfield
Los Angeles
San Diego
Ensenada
BAJA CALIFORNIA
Mexicali
Phoenix
Tucson
Nogales
42 Banking and lending offices in 4 states following completion of GBB and BBBC acquisitions

- *FPTB branch locations*
- *FPTB De Novo branch locations*
- *Gateway depository branch location**
- *Beach depository branch location**
- *Mission Hills Mortgage office location*

*Does not include Gateway's mortgage offices

FIRST pactrust BANCORP, INC.

Delivering in 2012

Complete integration of Gateway and Beach	• Gateway: mortgage banking platform • Beach: business banking platform
Grow net interest margin	• CRE + C&I lending + increase b/s efficiency (cash / NPAs) • Enhancing deposit franchise
Grow fee income	• Gain-on-sale: mortgages & SBA • Fee income: business accounts & investment fees
Open 3-5 de novo branches in Southern California	• Opened Santa Monica and Tustin branches • Two additional branch locations
Accretive M&A activities	• Explore potential M&A partners in Southern California

First PacTrust Bancorp, Inc.

Long-term Goals

- 1.2% ROA
- 4%+ NIM
- Low 50s efficiency ratio
- Achieve critical mass in each of Los Angeles, Orange, and San Diego Counties

Why Invest in First PacTrust

First PacTrust is well-positioned to become a lead bank consolidator in Southern California

First PacTrust is a strong bank that will provide solid qualitative earnings with low credit risk.

First PacTrust offers investors an attractive investment opportunity

APPENDIX

FIRST pactrust BANCORP, INC.

Non-GAAP Financial Information

This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures include tangible common equity, pre-tax pre-provision income adjusted for OREO charges and non-interest income excluding gain on sale of securities.

Tangible common equity is calculated by excluding preferred equity from stockholders' equity and excluding any intangible assets (of which we currently have none) from assets. We believe that this is consistent with the treatment by our regulatory agency, which excludes any intangible assets from the calculation of risk-based capital ratios. Accordingly, management believes that these non-GAAP financial measures provide information to investors that is useful in understanding the basis of our risk-based capital ratios.

Pre-tax pre-provision earnings is total net income plus income tax and provision expense or benefits. Pre-tax pre-provision earnings adjusted for OREO charges, is pre-tax pre-provision earnings plus the sum of, OREO-valuation allowance, foreclosure expenses net of rental income, and gain/(loss) on sale of OREO. Management believes that these two additional non-GAAP financial measures are useful because it enables investors and other to assess the Company's ability to generate capital to cover losses through a credit cycle.

Non-interest income excluding gain on sale of securities is non-interest income for the applicable period less gain on sale of securities for such period. Management believes that excluding the gain on sale of securities provides a more useful period-to-period comparison of our non-interest income when assessing our operating performance.

The following table presents a reconciliation of tangible common equity to stockholders' equity (dollars in thousands):

	12/31/2010	3/31/2011	6/30/2011	9/30/2011	12/31/2011	3/31/2012
Stockholders' equity	$ 136,009	$ 135,650	$ 160,475	$ 191,488	$ 184,495	$ 184,001
Less: Intangible assets	0	0	0	0	0	0
Less: Preferred stock	0	0	0	31,940	31,934	31,935
Tangible common equity	$ 136,009	$ 135,650	$ 160,475	$ 159,548	$ 152,495	$ 152,066

FIRST pactrust BANCORP, INC.

Non-GAAP Financial Information

(Continued)

The following table presents a reconciliation of pre-tax pre-provision income to net income (dollars in thousands):

	For the Quarter ending 3/31/2012	For the Quarter ending 12/31/2011	For the Quarter ending 9/30/2011	For the Quarter ending 6/30/2011	For the Quarter ending 3/31/2011
Net income	$ 377	$(5,614)	$ 664	$1,549	$ 693
Add: Income tax expense (benefit)	93	(1,721)	367	644	413
Add: Provision for loan losses	691	4,114	823	451	0
Pre-tax pre-provision income	1,161	(3,221)	1,834	2,644	1,106
Add: OREO-valuation allowance	14	2,957	1,329	137	421
Add: (Gain) loss on sale of OREO	(316)	(164)	104	51	768
Foreclosure Expense	292	461	317	533	(87)
Rental Income	(41)	(48)	(20)	(35)	(42)
Add: Operating expense, net of rental income	250	413	297	498	(129)
Pre-tax pre-provision income, adjusted for OREO charges	$1,109	$ (15)	$3,564	$3,330	$2,166